Exhibit E

EXECUTION VERSION

Dated 10 February 2017

Amended and Restated Fiscal Agency Agreement

between

Republic of South Africa

Citibank N.A., London Branch

Fiscal Agent

Banque Internationale À Luxembourg, Société Anonyme,

Luxembourg Listing and Paying Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

This Amended and Restated Fiscal Agency Agreement is made on 10 February 2017

Between:

(1)                                 The Republic of South Africa (the “Republic” or “South Africa”);

(2)                                 Citibank N.A., London Branch, a banking corporation organized and existing under the laws of The State of New York, as Fiscal Agent (defined herein); and

(3)                                 Banque Internationale à Luxembourg, société anonyme, as Luxembourg Agent (defined herein) (the “Parties”).

Whereas:

(A)                               The Parties entered into a Fiscal Agency Agreement dated December 13, 2013 (the “2013 Fiscal Agency Agreement”);

(B)                               The Parties entered into an Amendment to the 2013 Fiscal Agency Agreement dated April 6, 2016 (the “Amendment”) amending certain of the terms of the 2013 Fiscal Agency Agreement (the 2013 Fiscal Agency Agreement, as so amended, the “Existing Fiscal Agency Agreement”);

(C)                               Section 17 of the Existing Fiscal Agency Agreement provides, among other things, that the Republic and Fiscal Agent may, upon agreement between themselves, amend the Existing Fiscal Agency Agreement without the vote or consent of any holder of Securities of any Series for the purpose of curing any ambiguity correcting or supplementing any defective provision thereof, or making any other change that (a) is not inconsistent with the Securities of such Series and (b) does not adversely affect the interest of any holder of the Securities of such Series in any material respect; and

(D)                               The Republic has requested and the Parties have agreed, consistent with such Section 17, to enter into this Amended and Restated Fiscal Agency Agreement (this “Agreement”) with the intent that it shall apply to all Securities, except as provided herein with respect to Securities issued prior to the date hereof.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that with effect from the date hereof the Existing Fiscal Agency Agreement shall be amended and restated as follows:

1.                                      The Securities

Pursuant to a registration statement filed on Schedule B with the United States Securities and Exchange Commission, the Republic may issue debt securities and/or warrants to purchase debt securities (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). The Securities will constitute direct, unconditional, general and unsecured obligations of the Republic and will rank equally, without any preference among themselves, with all present and future unsecured and unsubordinated general obligations of the Republic for moneys borrowed and guarantees given by it in respect of money borrowed from others. The full faith and credit of the Republic will be pledged for the due and punctual payment of, and the due and timely performance of all of the Republic’s obligations relating to, the Securities.

The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by South Africa in a certificate (the “Authorization”) executed by the Minister of Finance of the Republic of South Africa or such other official of the Republic as may be set forth in a power of attorney executed by the Minister of Finance.

The Securities are issuable in registered form, without coupons, and shall be represented by a certificate substantially in the form set forth in Exhibit A hereto or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization, or, in the case of Securities heretofore issued, as shall be provided in the 2013 Fiscal Agency Agreement or the Existing Fiscal Agency Agreement, as the case may be.

All Securities shall be executed manually or electronically on behalf of the Issuer by such official or officials of the Republic as shall have been authorized by the Authorization (the “Authorized Officers” and each an “Authorized Officer”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined necessary or advisable by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

Equal Ranking Securities.

Notwithstanding the second sentence of the first paragraph of this Section 1, the following paragraph shall apply to Equal Ranking Securities (as defined below) issued after April 6, 2016 that are in their terms explicitly stated to be “Equal Ranking Securities”:

The Securities constitute and will constitute direct, general, unconditional, and unsecured External Indebtedness of the Republic and will rank, without any preference among themselves and equally, with all other External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other External Indebtedness. For purposes hereof, “Equal Ranking Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms explicitly stated to be “Equal Ranking Securities” under this Agreement and “External Indebtedness” shall mean all indebtedness of South Africa in respect of moneys borrowed by South Africa and guarantees given by South Africa for moneys borrowed by others which is expressed or denominated in a currency or currencies other than South African rand or which is, at the option of the person entitled thereto, payable in a currency or currencies other than South African rand.

2.                                      Appointment of Fiscal Agent and Paying Agent

The Republic hereby appoints Citibank N.A., London Branch as fiscal agent in respect of the Securities upon the terms and subject to the conditions herein set forth. Citibank N.A., London Branch, as such fiscal agent hereunder, until a successor fiscal agent shall have been appointed, and thereafter such successor, is herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and such further powers and authority to act on behalf of the Republic as the parties agree in writing. Securities may be issuable pursuant to warrants (if so provided in the text of such

Securities) and the Fiscal Agent, if so agreed in writing, may act as warrant agent or in any similar capacity in connection therewith. The Fiscal Agent at present has its corporate trust office at Citigroup Centre, Canada Square, London E14 5LB, United Kingdom (facsimile: +44 0207 508 5857/5877), Attention: Agency & Trust (the address stated in this Section 2, or the principal corporate trust office of any successor Fiscal Agent, the “Corporate Trust Office”). The obligations of the Agents are several and not joint.

The Republic hereby appoints Banque Internationale à Luxembourg, société anonyme as Luxembourg listing and paying agent in respect of the Securities upon the terms and subject to the conditions herein set forth. Banque Internationale à Luxembourg, société anonyme, as such Luxembourg listing and paying agent hereunder, and any successor Luxembourg listing and paying agent that shall be appointed by the Republic, and thereafter such successor, is herein called the “Luxembourg Agent”. The Luxembourg Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Republic as the parties agree in writing. The Luxembourg Agent at present has its principal corporate trust office at 69 route d’Esch, L 2953 Luxembourg, Luxembourg (the address stated in this Section 2, or the principal corporate trust office of any successor Luxembourg Agent, the “Corporate Luxembourg Office”).

In addition, the Republic hereby appoints the Fiscal Agent at the Corporate Trust Office as Paying Agent for it for the payment of principal and interest on the Securities pursuant to the terms thereof and the Republic hereby appoints the Luxembourg Agent at the Corporate Luxembourg Office as Paying Agent for it for the payment of principal and interest on the Securities in Luxembourg. The Republic may at any time or from time to time appoint additional Paying Agents for such payment and vary the terms of or terminate any such appointment (all such Paying Agents appointed and acting as such at any given time, including the Fiscal Agent at the Corporate Trust Office and the Luxembourg Agent at the Corporate Luxembourg Office, being herein called, collectively, “Paying Agents” and, individually, a “Paying Agent”); provided, however, that as long as there shall be a Fiscal Agent hereunder, the Fiscal Agent at the Corporate Trust Office shall remain a Paying Agent and provided further, that, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Republic will maintain a Paying Agent in Luxembourg. The Republic shall give to the Fiscal Agent prompt notice in writing of the appointment of any additional Paying Agent, of the terms of such appointment, of any variation of the terms of or termination of the appointment of any Paying Agent and of the location of all Paying Agents and any change in the location of any Paying Agent.

3.                                      Execution; Authentication and Delivery; Dating

The Securities shall be executed on behalf of the Republic by such official or officials of the National Treasury of the Republic, whose signatures may be manual or electronic, as shall be properly authorized by the Republic. In the event that any of the authorized signatories of the Republic who shall have signed or whose electronic signatures shall appear upon any of the Securities shall cease to be an official before the Securities so signed shall actually have been authenticated and delivered, such Securities nevertheless may be authenticated and delivered with the same force and effect as though the person or persons who signed such Securities had not ceased to be such official or officials of the Republic.

The Fiscal Agent is authorized, upon receipt of Securities duly executed on behalf of the Republic for the purpose of the original issuance of Securities and the written order of an Authorized Officer (defined herein), to authenticate by its manual signature the Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the Securities and to deliver such Securities to or upon the written order of an authorized officer of the Republic (the “Authorized Officer”), registered in the names and in the denominations as requested by the underwriters named in the pricing agreement executed in relation to such series of Securities (the “Underwriters”). Thereafter, the Fiscal Agent is authorized to authenticate and to deliver Securities in accordance with the provisions therein or hereinafter set forth. The Securities shall be dated the date of their authentication by the Fiscal Agent. The Republic may amend its Authorized Officer from time to time by delivering a certificate of incumbency to the Fiscal Agent relating to such Authorized Officer. In the event that Securities are issued in definitive form, the certificates therefor representing individual securities, the Fiscal Agent is hereby authorized (at the expense of the Republic) to appoint authenticating agents to authenticate such Securities in accordance with the terms hereof.

4.                                      Payment

The Republic will pay to the Fiscal Agent the amounts, at the times, and for the purposes, set forth herein and in the Securities. The Republic hereby authorizes and directs the Fiscal Agent, from funds so paid to it, to make payment through the Paying Agents of principal of and interest on the Securities as set forth in the Securities. The principal of and interest on the Securities shall be payable in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. The Fiscal Agent shall arrange with all Paying Agents for the payment, from funds furnished by the Republic to the Fiscal Agent, (i) of principal of and interest on the Securities in the manner provided for in the Securities, and (ii) of the agreed compensation of such Paying Agents for their services as such.

All payments of principal and interest in respect of the Securities are subject in all cases to any applicable fiscal or other laws and regulations of the Republic. The Fiscal Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

5.                                      DTC Book Entry Provisions

Interests in a registered global Security (a “Global Security”) deposited with The Depository Trust Company (“DTC”) or its nominee will be transferable in accordance with the rules and procedures established for that purpose by DTC. Members of, or participants in, DTC shall have no rights hereunder with respect to any Global Security, and DTC or its nominee may be treated by the Republic, any agent hereunder and any agent of the Republic as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Republic, any agent hereunder or any agent of the Republic from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a holder of the Securities (a “Holder”).

6.                                      Redemption

Unless otherwise specified in the text of the Securities, the Securities are not redeemable at any time prior to maturity.

7.                                      Limitation Period

The Securities will be subject to a three year limitation period with respect to claims for principal and interest under the Prescription Act 68 of 1969 (the “Prescription Act”); provided, however, that for greater certainty, the provisions of the Prescription Act shall be deemed to be waived with respect to the 10 year time period for presentment for payment specified in Section 3(a) of the Security in the form attached to this Agreement as Exhibit A.

8.                                      Duties, Responsibilities and Rights of the Fiscal Agent

The Fiscal Agent accepts its obligations set forth herein and in the Securities, upon the terms and conditions hereof, including the following, to all of which the Republic agrees and to all of which the rights and obligations of the Holders of the Securities are and shall be subject:

(a)                                 The Fiscal Agent and any Paying Agent shall be entitled to compensation to be agreed upon from time to time by the Fiscal Agent or Paying Agent as the case may be and the Republic in writing for all services rendered by it hereunder, and the Republic agrees (i) to pay such compensation and (ii) to reimburse the Fiscal Agent or Paying Agent as the case may be for its properly incurred out-of-pocket expenses (including properly incurred counsel fees) incurred in connection with the services rendered hereunder, promptly after receipt by the Republic of a statement in the form customarily provided by the Fiscal Agent or the Paying Agent as the case may be, setting forth in reasonable detail the computation of the amounts of compensation and expenses. The Republic also agrees to indemnify the Fiscal Agent and any Paying Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Fiscal Agent or the Paying Agent as the case may be, arising out of or in connection with its acting as such Fiscal Agent or Paying Agent hereunder, as well as the reasonable costs and expenses of defending against any claim or liability in the premises. This indemnity shall survive the termination or expiration of this Agreement. In no circumstances shall the Fiscal Agent or any Paying Agent be liable to the Republic or to any other party to this Agreement for losses which are not a reasonably foreseeable consequence of an act or omission of the relevant Fiscal Agent or Paying Agent (for illustrative purposes only, such losses may include loss of business, goodwill, opportunity or profit). The Indemnity set out herein shall survive the termination or expiry of the Agreement and the resignation and/or removal of the Fiscal Agent and any Paying Agent.

(b)                                 The Fiscal Agent shall maintain, as agent of the Republic, at the Corporate Trust Office, a register in which, subject to such reasonable regulations as the Fiscal Agent may prescribe, the Republic shall provide for the registration of, and the registration of transfers of, and exchanges of, the Securities (the “Security Register”).

(c)                                  In acting hereunder and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Republic and does not assume any responsibility for the correctness of the recitals in this Agreement or in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any fiduciary duty, obligation or relationship of agency or trust for or with any of the owners or Holders of the Securities, except that all funds held by the Fiscal Agent for payment of principal of or interest on the Securities shall be held as a banker and are not subject to the UK FCA Client Money Rules (money held by the Fiscal Agent need not be segregated by it from its other funds; provided, however, that such amounts remaining unclaimed at the end of two years shall (i) be identified in a notice provided, upon request, by the Fiscal Agent to the Republic and (ii) be repaid to the Republic upon the Republic’s written request at the end of two years after such principal shall have become due and payable or after such interest shall have become due and payable, as the case may be (whether at scheduled maturity of such Security or otherwise), and upon any such repayment the aforesaid trust shall terminate with respect to such monies and all liability of the Fiscal Agent or any Paying Agent with respect to such monies shall thereupon cease.

(d)                                 The Republic shall, not later than by 10:00 A.M., New York time, on the day prior to the date of an interest payment or the day prior to the date of maturity of the Securities, transfer to an account specified by the Fiscal Agent an amount, in immediately available funds, sufficient for the full amount of the purpose of such payment in funds settled through such payment system as the Fiscal Agent may designate. If such amount shall not have been received by the Fiscal Agent, the Fiscal Agent shall give telephonic or telecopied notice of such fact to the Republic and the Paying Agent. The Republic shall, on or prior to the business day preceding the day on which such transfer is to be made, procure that the bank making such transfer shall confirm the details of such transfer to the Fiscal Agent. The Fiscal Agent shall not be bound (but shall be entitled) to make payment if it has not received the full amount of any payment made in accordance with Section 4 above.

(e)                                  The Fiscal Agent and any Paying Agent may consult as to legal matters with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or thing suffered by it hereunder in good faith and without negligence and in accordance with such opinion of counsel.

(f)                                   The Fiscal Agent and any Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance in good faith and without negligence or willful misconduct upon any Security, instruction, notice, direction, consent, certificate, affidavit, statement, telex, cablegram, telecopy or other paper or document reasonably believed by it to be genuine and to have been signed or sent by the proper parties. The Fiscal Agent shall be entitled, without liability, to not take any action if conflicting, unclear or equivocal instructions are received by it.

(g)                                  The Fiscal Agent and any Paying Agent, and any of their respective officers, directors and employees may become the owner or Holder of, or acquire any interest in, any Securities, with the same rights that it or they would have if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent, and may engage or be interested in any financial or other transaction with the Republic or any agency thereof, and may act on behalf of, or as depositary, trustee or agent for, any Holders of the Securities or holders of other obligations of the Republic, the Republic or any agency thereof, or any committee or body of any thereof, as freely as if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent.

(h)                                 Instructions, consistent herewith, concerning the operation of the provisions of this Agreement and the duties to be carried out by the Fiscal Agent hereunder may from time to time be issued by the Republic, and the Fiscal Agent shall at all times comply with all such instructions as are for the time being in force.

(i)                                     Upon request, the Fiscal Agent shall furnish to the Republic such information by the Fiscal Agent as may be reasonably required by the Republic. The Republic may, upon request and reasonable notice during the normal business hours of the Fiscal Agent, inspect any Securities held by the Fiscal Agent, the Security Register, and any other books and records maintained by the Fiscal Agent hereunder.

(j)                                    If the Fiscal Agent shall receive any notice or demand addressed to the Republic by any Holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Republic.

(k)                                 The Fiscal Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities, unless otherwise agreed upon in writing between the Republic and the Fiscal Agent.

(l)                                     The Fiscal Agent agrees that the Republic shall, upon delivery to the Fiscal Agent of any payment of principal, interest or other payment under the Securities, be relieved, pro tanto, of its obligation to make such payment to the Fiscal Agent which thereafter shall be responsible therefor; provided, however, that this subsection relates only to the obligations of the Republic in relation to the Fiscal Agent and shall not relieve the Republic of any obligation to make such payment to the Holders of any Security.

(m)                             At the expense of the Republic, the Fiscal Agent shall send notices provided to it by the Republic to Holders of the Securities at the times specified in writing by the Republic upon 15 days written notice to the Fiscal Agent and, at the request of and for the period specified by the Republic, the Fiscal Agent shall provide such notice to each subsequent Holder of a Security at the time of registration of transfer of such Security.

(n)                                 Any notice to a Holder of a Security required hereunder or under any of the Securities to be given by the Fiscal Agent shall be sufficient if given in writing by first class mail (air mail in the case of Holders whose addresses appearing in the Security Register are in a country other than the United States of America), postage prepaid, to such Holder at his last address appearing in the Security Register; notwithstanding the foregoing, in the case of a Holder of a Global Security notice by the Fiscal Agent shall be sufficient once made to DTC as is customary in arrangements between the Fiscal Agent and DTC. Such notices shall be given at the expense of the Republic. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, any notice to a Holder of a Security required hereunder or under any of the Securities to be given by the Fiscal Agent shall be published in a local newspaper with a daily circulation in Luxembourg or may be posted on the website of the Luxembourg Stock Exchange at www.bourse.lu. While the notes are held through DTC, a notice will be deemed to have been given to holders if such notice is sent to DTC for publication to holders.

(o)                                 All Securities (i) surrendered to the Fiscal Agent for exchange or transfer or (ii) paid by the Fiscal Agent, as the Paying Agent, shall be cancelled and destroyed by the Fiscal Agent and, upon request, a certificate of destruction shall be forwarded by the Fiscal Agent to the Republic upon request.

(p)                                 Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any authorized official of the Republic and delivered to the Fiscal Agent.

(q)                                 The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

9.                                      Resignation and Removal; Appointment of Successor

The Republic agrees that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company, organized or licensed and doing business under the laws of the United States or the State of New York, is in good standing and has an established place of business in London, United Kingdom, and is authorized under such laws to act as Fiscal Agent hereunder and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Republic will maintain a Paying Agent in Luxembourg until the earlier of (i) the first date on which all the Securities are no longer outstanding and (ii) two years after the principal of all the Securities shall have become due and payable and monies for the payment in full of such principal of, and all accrued interest on, the Securities shall have been made available at the Corporate Trust Office of the Fiscal Agent.

The Fiscal Agent and any Paying Agent may resign at any time by giving written notice to the Republic of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which notice is given, unless the Republic shall agree to a shorter period); and the Republic may remove the Fiscal Agent or any Paying Agent at any time by giving notice to the Fiscal Agent or Paying Agent as the case may be specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

(a)                                 any resignation or removal of the Fiscal Agent or any Paying Agent shall be effective only upon appointment by the Republic of a qualified successor Paying Agent and the latter’s acceptance thereof;

(b)                                 if the Fiscal Agent or any Paying Agent shall resign, be removed or become incapable of acting as Paying Agent for any cause, the Republic shall promptly appoint a successor Paying Agent;

(c)                                  any successor Paying Agent other than the Luxembourg Agent appointed by the Republic shall be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York;

(d)                                 every successor Paying Agent appointed hereunder shall execute and deliver to the Republic and to the retiring Paying Agent an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the retiring Paying Agent shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of the retiring Paying Agent. Such retiring Paying Agent shall, at the direction of the Republic and upon payment of its compensation and expenses then unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued Security certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor Paying Agent hereunder; and

(e)                                  the Republic shall give, or cause to be given, notice of each resignation and each removal of the Paying Agent and each appointment of a successor Paying Agent by mailing written notice of such event to the Holders of the Securities as their names and addresses appear in the Security Register.

In the event that a successor Paying Agent is not appointed within 90 days after notice of resignation or removal (as provided in this Section 9), the Fiscal Agent may, on behalf of the Republic and subject to its approval, appoint a successor Paying Agent, which Paying Agent will be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York.

10.                               Merger, Consolidation and Sale of Fiscal Agent

In the event of any merger, consolidation or conversion of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent’s corporate trust business, the corporation resulting from such merger, consolidation or conversion, or the transferee in the case of any such sale, shall be the Fiscal Agent hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible hereunder.

11.                               Stamp Duties

The Republic will pay all stamp or other similar duties, if any, imposed by the Republic, the United States of America, the State of New York or any political subdivision of the Republic or the State of New York, to which this Agreement (or the execution and delivery hereof) or the original issuance of the Securities shall be or become subject.

12.                               Submission to Jurisdiction; Waiver of Immunity

The Republic irrevocably submits to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States, and to the jurisdiction of any South African court with respect to any suit, action or proceeding, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding (other than a pre-judgment attachment, immunity from which is expressly not waived), that may be brought in connection with the Securities or this Agreement. The Republic irrevocably waives, in relation to any such suit, action or proceeding in any such court, to the fullest extent permitted by law, any immunity and any objection to any such suit, action, or proceeding on the grounds of venue or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Such waiver of immunity constitutes only a limited and specific waiver for the purposes of the Securities and this Agreement and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the Securities or this Agreement.

The Republic reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal or state securities law. The Republic does not waive any immunity in respect of present or future “premises of the mission” as such term is defined in the Vienna Convention on Diplomatic Relations signed in 1961, or “consular premises” as such term is defined in the Vienna Convention on Consular Relations signed in 1963 or military property or military assets of the Republic related thereto. Each of the Republic and the Republic agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by this Agreement.

Nothing contained in this Agreement shall be deemed to limit the right of the registered Holders of the Securities to bring proceedings in any other court of competent jurisdiction; nor will the bringing of proceedings in one or more jurisdictions preclude the bringing of proceedings in any other jurisdiction, whether concurrently or not.

13.                               Agent for Service of Process

The Republic agrees that so long as any of the Securities remain outstanding or this Agreement shall be in effect it hereby appoints the Ambassador of the Republic of South Africa, Embassy of the Republic of South Africa, 3051 Massachusetts Avenue NW, Washington, D.C., 20008 (the “Authorized Agent”) and represents and warrants that such person has agreed to act as the Republic’s Authorized Agent upon whom process may be served in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted in any State or Federal court in The City of New York by the holder of any Security or coupon. The Republic agrees that such appointment shall be irrevocable until the irrevocable appointment by the Republic of a successor as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Republic further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If such person shall cease to act as the Authorized Agent, the Republic shall appoint without delay another such agent and provide prompt written notice to the Fiscal Agent of such appointment, of the location of such successor Authorized Agent and of any change in the location of any Authorized Agent; and the Fiscal Agent shall keep such notices on file and available for inspection by any Holder of a Security at the Corporate Trust Office. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process upon such person, as the Authorized Agent of the Republic for service of process, and written notice of such service to the Republic shall be deemed, in every respect, effective service of process upon the Republic.

14.                               Meetings

A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Republic may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% of the aggregate principal amount of the Outstanding Securities (as defined in Section 19) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of the Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting; provided, however, that prior to giving such notice or attending any such meeting, the Issuer or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expenses (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting.

To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate.

15.                               Non-Reserved Matters

South Africa and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement in any way, other than a modification, amendment or supplement constituting a Reserved Matter (as defined below):

(a)                                 at any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66  2/3% of the aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or

(b)                                 with the written consent of the owners of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), and the holders of the Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series, other than a waiver or other action constituting a Reserved Matter.

16.                               Reserved Matters

South Africa and the Fiscal Agent may make any modification, amendment, supplement or waiver of this Agreement or the terms and conditions of the Securities of a Series that would:

(i)                                     change the due dates for the payment of principal of or interest on the Securities of such Series,

(ii)                                  reduce any amounts payable on the Securities of such Series,

(iii)                               reduce the amount of principal payable upon acceleration of the maturity of the Securities of such Series,

(iv)                              reduce the interest rate of the Securities of such Series,

(v)                                 change the payment currency or places of payment for the Securities of such Series,

(vi)                              permit early redemption of the Securities of such Series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price,

(vii)                           reduce the percentage of holders of the Securities of such Series whose vote or consent is needed to amend, supplement or modify this Agreement or the terms and conditions of the Securities of such Series or to take any other action with respect to the Securities of such Series or change the definition of “Outstanding” with respect to the Securities of such Series,

(viii)                        change the Republic’s obligation to pay any additional amounts in respect of the Securities of such Series,

(ix)                              change the governing law provision of the Securities of such Series,

(x)                                 change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of such Series, as set forth in Section 12 hereof,

(xi)                              in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), or

(xii)                           change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by any prospectus supplement and any pricing supplement, applicable to the Securities of such Series, at any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding, or with the written consent of the owners of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding. Each of the actions set forth in clauses (i) through (xii) of the preceding sentence is referred to herein as a “Reserved Matter”.

16A                         Aggregated Collective Action Securities

Aggregated Collective Action Securities

Notwithstanding Sections 14, 15, 16, and 17 hereof, the following provisions shall apply to Aggregated Collective Action Securities (as defined below and as distinguished from Collective Action Securities to which Section 16 hereof applies):

(a)                                 Modifications.

(i)                                     Modifications Not Requiring the Consent of Holders. The Republic and the Fiscal Agent, may without the consent of any holder of Securities of any Series, agree to a Modification (as such term is defined below) of the Securities of such Series or to this Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic with respect to Securities of such Series, (C) securing the Securities of such Series, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision in the Securities of that Series or the Agreement or (E) amending the Securities of such Series or this Agreement in any manner which the Republic and the Fiscal Agent may determine and which does not does not adversely affect the interest of any holder of the Securities of such Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, the Republic shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

(ii)                                  Single Series (Non-Reserved Matter) Modifications. Modifications proposed by the Republic to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as they affect the Securities of a single Series, that are not Reserved Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities of such Series or by a written consent of such holders of Securities of such Series), and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(iii)                               Reserved Matter Modifications and Methods. Reserved Matter Modifications proposed by the Republic may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a “Modification Method”):

(A)                               by the holders of the Securities of each Series subject to the proposed  Modification (a “Single Series Reserved Matter Modification”),

(B)                               for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and

(C)                               for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”).

The Republic shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Republic selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

(iv)                              Single Series Reserved Matter Modifications. Any Modification constituting or including a Reserved Matter Modification to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

(v)                                 Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification constituting or including a Reserved Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series, or to this Agreement insofar as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

(vi)                              Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification constituting or including a Reserved Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and:

(A)                               the affirmative vote or consent of holders of more than 66  2/3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and

(B)                               the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserved Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this subsection (vi); such a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to subsection (v) or (vi), at the Issuer’s option.

(vii)                           Before soliciting the written consent or the vote of any holder for a Reserved Matter Modification, the Republic shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification, such holders to be identified to the Fiscal Agent by the Republic) the following information:

(A)                               a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

(B)                               if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(C)                               a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(D)                               if the Republic is then seeking a Reserved Matter Modification affecting any other Series of Securities, a description of that proposed Modification.

(b)                                 Calculation Agent; Claims Valuation. For the purpose either of administering a vote of holders of Securities or seeking the written consent of holders of Securities under this Section 16A, including for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation and for calculating the principal amount of Securities of any Series that have given consent with respect to a Modification, the Republic may appoint a calculation agent (the “Calculation Agent”).

The Fiscal Agent shall notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Calculation Agent, by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five (5) days prior to the meeting of holders of Securities at which such vote shall occur or, in the case of a consent solicitation for written consent, at the time such solicitation is made. The Calculation Agent shall provide the Fiscal Agent with the methodology at least five (5) Business Days before the Fiscal Agent is required to provide the notification thereof.

(c)                                  Binding Effect, Notices, Notations, etc.  Any Modification consented to or approved by the holders of Securities pursuant to these Modification provisions will be conclusive and binding on all holders of the relevant Series of Securities or all holders of all Series of Securities affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of those Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security.

(d)                                 For the purpose of “Aggregated Collective Action Securities” the following terms shall be defined as provided below:

“Aggregated Collective Action Securities” means any Securities of any Series issued after April 6, 2016 that are in their terms explicitly stated to be “Aggregated Collective Action Securities” and are distinguished from Collective Action Securities as defined in Section 19A hereof.

“Cross-Series Modification” means a Modification constituting a Reserved Matter affecting two or more Series of Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

“Outstanding” in the context of the principal amount of Securities, shall be determined in accordance with Section 19 (“Outstanding” Defined) below.

“Reserved Matter” means any Modification to the terms and conditions of any Series of Securities, or to this Agreement insofar as it affects the Securities of such Series, that would:

(i)                                     change the due dates for the payment of principal of or interest on the Securities of such Series,

(ii)                                  reduce any amounts payable on the Securities of such Series,

(iii)                               reduce the amount of principal payable upon acceleration of the maturity of the Securities of such Series,

(iv)                              reduce the interest rate of the Securities of such Series,

(v)                                 change the payment currency or places of payment for the Securities of such Series,

(vi)                              permit early redemption of the Securities of such Series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price,

(vii)                           reduce the percentage of holders of the Securities required for the taking of any action pursuant to Section 16A (Modifications) or change the definition of “Outstanding” with respect to the Securities of such Series,

(viii)                        change the Republic’s obligation to pay any additional amounts in respect of the Securities of such Series,

(ix)                              change the governing law provision of the Securities of such Series,

(x)                                 change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of such Series, as set forth in Section 12 hereof,

(xi)                              in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series),

(xii)                           change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by any prospectus supplement and any pricing supplement, applicable to the Securities of such Series, or

(xiii)                        change the definition of “Uniformly Applicable”, “Reserved Matter” or “Reserved Matter Modification”.

“Reserved Matter Modification” is any Modification to a Reserved Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

(e)                                  Meetings. A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, Modification, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as herein provided. The Republic may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting (including, if applicable, if the meeting is to consider a proposal for a Cross-Series Modification, an indication of (A) which Series of Securities will be aggregated for purposes of voting on that proposal and (B) the Modification Method chosen by the Republic for the vote on that proposal and the identity of the Calculation Agent, if any), shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% of the aggregate principal amount of the Outstanding Securities (as defined in Section 19) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of the Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting; provided, however, that prior to giving such notice or attending any such meeting, the Republic or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expenses (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting.

To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons sufficient to vote to approve such Reserved Matter Modification the Securities of such Series shall constitute a quorum. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate.

17.                               Immaterial Amendments

The Republic and the Fiscal Agent may, without the vote or consent of any holder of the Securities of any Series, amend this Agreement or the Securities of such Series for the purpose of:

(i)                                              adding to the Republic’s covenants for the benefit of the holders of the Securities of such Series,

(ii)                                           surrendering any of the Republic’s rights or powers,

(iii)                                        providing collateral for the Securities of such Series,

(iv)                                       curing any ambiguity correcting or supplementing any defective provision thereof, or

(v)                                          making any other change that (a) is not inconsistent with the Securities of such Series and (b) does not adversely affect the interest of any holder of the Securities of such Series in any material respect.

18.                               Binding Nature of Amendments, Notice, Notations, etc.

Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any modification or amendment of, or supplement to, the terms of the Securities of such Series or this Agreement or any request, demand, authorization, direction, notice, consent, waiver or other action with respect to this Agreement or the Securities of such Series will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action given or made with respect to the Securities of a Series will be conclusive and binding on all holders of the Securities of such Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of any Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities of such Series affected thereby, in all cases as provided in the Securities of such Series.

Securities of any Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and South Africa as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and South Africa, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by South Africa, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

The Issuer and the Fiscal Agent shall not modify, amend or supplement the terms of the Securities of any Series or this Agreement unless there shall have been delivered to the Fiscal Agent (i) a certificate of the Minister of Finance of the Republic of South Africa, or his successor, or such other official of South Africa as may be set forth in a power of attorney executed by the Minister of Finance or his successor and (ii) a written opinion or opinions of counsel satisfactory to the Fiscal Agent (who may be counsel to the Issuer), each stating that a modification, amendment or supplement is authorized or permitted by the Securities of such Series or this Agreement.

19.                               “Outstanding” Defined

For purposes of the provisions of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(a)                                 Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(b)                                 Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(c)                                  Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor or any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned, directly or indirectly, by South Africa or any public sector instrumentality of South Africa shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities of such Series which the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means the South African Reserve Bank, any department, ministry or agency of the South African government or any corporation, trust, financial institution or other entity owned or controlled by the South African government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

19A                        “Collective Action Securities” Defined

For purposes of the provisions of this Agreement, “Collective Action Securities” means (a) any Securities of any Series issued after April 6, 2016 that are in their terms explicitly stated to be “Collective Action Securities” and are distinguished from Aggregated Collective Action Securities as defined in Section 16A hereof or (b) any Securities of any Series issued prior to April 6, 2016.

20.                               Governing Law

This Agreement and the Securities will be governed by and interpreted in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that all matters governing the authorization and execution of the Securities by the Republic will be governed by the laws of the Republic.

21.                               Currency Transfer Guarantee

If so provided in the Authorization, the Securities of a Series will benefit from a Currency Transfer Guarantee of the South African Reserve Bank, in its capacity as the agent for the Minister of Finance for purposes of enforcement of South African Exchange Control regulations (the “Reserve Bank”), pursuant to which the Reserve Bank will irrevocably and unconditionally guarantee that the transfer to the Fiscal Agent of all sums in the amount and in the currency required for the fulfillment of the financial obligations arising from the Securities of such Series will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may in force at the time thereof in South Africa, and without any obligation to submit any affidavit or to comply with any other formality. In any such case, South Africa shall furnish to the Fiscal Agent, concurrently with the Authorization for the Securities of a Series, the Currency Transfer Guarantee provided in respect of the Securities of such Series, which such Currency Transfer Guarantee the Fiscal Agent shall make available for inspection at all reasonable times at its Corporate Trust Office by holders of such Securities or of coupons appurtenant thereto.

22.                               Notices

Any notices pursuant to, or communications with respect to, this Agreement or the Securities shall be sufficient if given in writing (by registered air mail, postage prepaid, return receipt requested) or by telegram, telex or facsimile transmission (in each case confirmed in writing, by registered air mail, postage prepaid, return receipt requested, provided, however, that the failure to give such confirmation shall not affect the effectiveness of such notice). Notices shall be addressed, in the case of the Republic, to the Director-General: National Treasury, Foreign Debt Management, Private Bag X115, Pretoria 0001, Republic of South Africa (facsimile: +27 12 315 5314), and in the case of the Fiscal Agent, to it at Citibank N.A., London Branch, Citigroup Centre, Canada Square, London E14 5LB, United Kingdom (facsimile: +44 0207 508 5857/5877), Attention: Agency & Trust; or to each such person at such other address as shall be specified from time to time in writing by the person in question to the other party hereto.

23.                               Survival

The Fiscal Agent’s rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement and any other agreement affecting the right or duties of the Fiscal Agent or the resignation or removal of the Fiscal Agent.

24.                               Entire Agreement

This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, oral or written, between the parties hereto with respect to the subject matter hereof.

25.                               Counterparts

This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterpart shall together constitute but one and the same instrument.

26.                               Tax Disclosure

Notwithstanding anything herein to the contrary, each party hereto and the Holders of the Securities (and each employee, representative or other agent of such party or such Holder) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Holders relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

27.                               Legality

Notwithstanding anything else herein contained, the Fiscal Agent may refrain without liability from doing anything that would or might in its opinion, acting reasonably and based on the advice of counsel, be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction applicable the subject matter herein and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

28.                               Tax Information

South Africa undertakes that notwithstanding anything:

(a)                                 it will provide to the Fiscal Agent all documentation and other information required by the Fiscal Agent from time to time to comply with any Applicable Law forthwith upon request by the Fiscal Agent; and

(b)                                 it will notify the Fiscal Agent in writing within 30 days of any change that affects South Africa’s tax status pursuant to any Applicable Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Fiscal Agency Agreement as of the date first above written.

The Republic of South Africa

By:
Name: Tshepiso Moahloli
/s/ Tshepiso Moahloli
Title: Chief Director National Treasury The Republic of South Africa

Citibank N.A., London Branch

By:
Name: Beth Kuhn
/s/ Beth Kuhn
Title: Vice President

Banque Internationale à Luxembourg, Société Anonyme

By:
Name: Jean-Jacques Kinnen
/s/ Jean-Jacques Kinnen
Title: Senior Manager

By:
Name: Ralph Diseviscourt
/s/ Ralph Diseviscourt
Title: Assistant Vice President

EXHIBIT A

[FORM OF REGISTERED GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (“DTC”), TO THE REPUBLIC OF SOUTH AFRICA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. [•]	US$[•]

REPUBLIC OF SOUTH AFRICA

[•] % Notes due [•]

ISIN No. [•]

CUSIP No. [•]

The Republic of South Africa (herein called the “Issuer” or “South Africa”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum set forth on the face hereof on [•], and to pay interest thereon from [•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on [•] and [•] in each year (each, an “Interest Payment Date”), commencing [•], at the rate of [•]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Amended and Restated Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding [•] or [•] (whether or not a business day), as the case may be (each a “Regular Record Date”), next preceding such Interest Payment Date. Interest will be calculated on a 360 day year, consisting of twelve 30 day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by South Africa, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as South Africa shall have appointed pursuant to the Amended and Restated Fiscal Agency Agreement. Payments of any interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least US$1,000,000 aggregate principal amount of Securities of such Series, by transfer for value on the date for such payment to an account denominated in U.S. dollars maintained by the payee with a bank, if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and elsewhere, as the Issuer may determine, for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided. The Issuer further covenants that in the event of the issuance of Definitive Securities (the “Definitive Securities”) and for as long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, it will at all times maintain a listing agent, transfer agent and paying agent in Luxembourg.

The Securities are issued pursuant to an amended and restated fiscal agency agreement, dated as of February 10, 2017 (the “Amended and Restated Fiscal Agency Agreement”), between, among others, South Africa and Citibank N.A., London Branch (the “Fiscal Agent”). The Securities will benefit from a Currency Transfer Guarantee of the South African Reserve Bank, dated [•] in its capacity as the agent for the Minister of Finance for purposes of enforcement of South African Exchange Control regulations, pursuant to which the South African Reserve Bank will irrevocably and unconditionally guarantee that the transfer to the Fiscal Agent of all sums in the amount and in the currency required for the fulfillment of the financial obligations arising from the Securities will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may be in force at the time thereof in South Africa, and without any obligation to submit any affidavit or to comply with any other formality. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent or an affiliate of the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

In Witness Whereof, the Issuer has caused this instrument to be duly executed.

Dated: [•]

Republic of South Africa

By:
[•]
Chief Director: Liability Management National Treasury of the Republic of South African

This is one of the Securities of the series designated therein referred to in the within-mentioned Amended and Restated Fiscal Agency Agreement.

Citibank N.A., London Branch, as Fiscal Agent

By:
[•]
Authorized Signatory

[FORM OF REVERSE OF REGISTERED GLOBAL SECURITY]

1.                                      This Security is one of a duly authorized issue of securities of the Issuer consisting of US$[•] principal amount of [•]% Notes due [•] (herein called the “Securities”), issued and to be issued in one or more series in accordance with an amended and restated fiscal agency agreement, dated as of February 10, 2017 (herein called the “Amended and Restated Fiscal Agency Agreement”), between, among others, South Africa and Citibank N.A., London Branch (the “Fiscal Agent”, which term includes any successor fiscal agent under the Amended and Restated Fiscal Agency Agreement), copies of which Amended and Restated Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent located at Citigroup Centre, Canada Square, London E14 5LB, United Kingdom (the “Corporate Trust Office”). This Security is one of the series designated on the face hereof, limited initially to the aggregate principal amount of US$[•].

The Securities constitute direct, unconditional, general and unsecured obligations of the Issuer and will rank equally, without any preference among themselves, with all present and future unsecured and unsubordinated general obligations of the Issuer for moneys borrowed and guarantees given by South Africa in respect of money borrowed from others.

Solely in the case of Securities of any Series issued after April 6, 2016 that are in their terms explicitly stated to be “Equal Ranking Securities,” the preceding paragraph will be deleted and replaced in its entirety with the following paragraph:

“The Securities constitute and will constitute direct, general, unconditional, and unsecured External Indebtedness of the Republic and will rank, without any preference among themselves and equally, with all other External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other External Indebtedness.”

South Africa hereby pledges its full faith and credit for the due and punctual payment of, and for the due and timely performance of all of its obligations relating to, the Securities. Amounts payable in respect of principal of and interest on the Securities will be charged upon and be payable by the Issuer, equally and ratably with all other amounts so charged and amounts payable in respect of all other general loan obligations of South Africa. The Securities will benefit from a Currency Transfer Guarantee of the South African Reserve Bank, dated [•], in its capacity as the agent for the Minister of Finance for purposes of enforcement of South African Exchange Control regulations, pursuant to which the South African Reserve Bank will irrevocably and unconditionally guarantee that the transfer to the Fiscal Agent of all sums in the amount and in the currency required for the fulfillment of the financial obligations arising from the Securities will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may be in force at the time thereof in South Africa, and without any obligation to submit any affidavit or to comply with any other formality.

South Africa hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future External Indebtedness without securing the outstanding Securities equally and ratably with such External Indebtedness, and the instrument creating any such mortgage, pledge or charge shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than any security on goods or other assets provided to or acquired by South Africa and securing a sum not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services. “External Indebtedness” shall mean all indebtedness of South Africa in respect of moneys borrowed by South Africa and guarantees given by South Africa for moneys borrowed by others which is expressed or denominated in a currency or currencies other than South African rand or which is, at the option of the person entitled thereto, payable in a currency or currencies other than South African rand.

2.                                      Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof (for purposes of this paragraph 2, each, a “Global Security”), and (i) no Global Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Amended and Restated Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC notifies South Africa in writing that it is unwilling or unable to discharge its responsibilities as depositary for such Global Security properly and a successor is not appointed by South Africa within 90 days after receiving such notice, (ii) South Africa, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in paragraph 6). Registered Securities issued in exchange for this Global Security will be registered in such names, and issued in such denominations (of US$[•] and higher integral multiples of US$1,000 thereof), as an authorized representative of DTC shall request.

So long as DTC, or its nominee, is the registered owner of this Global Security, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Securities represented by this Global Security for all purposes of the underlying Securities. Ownership of beneficial interests in this Global Security will be limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in this Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Except as provided above, owners of beneficial interests in this Global Security will not be entitled to have the Securities represented by this Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form upon exchange or otherwise and will not be considered the owners or Holders of any Securities represented by this Global Security. Accordingly, such person owning a beneficial interest in this Global Security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any right of a Holder of Securities. The laws of some States within the United States require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in this Global Security.

3.                                      The Issuer shall maintain an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the Corporate Trust Office for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, South Africa will provide for the registration of Securities and registration of transfers of Securities. In addition, South Africa has appointed the main offices of Banque Internationale à Luxembourg SA in Luxembourg as a transfer agent (together with the Corporate Trust Office, the “Transfer Agents”), where Securities may be surrendered for registration of transfer or exchange. South Africa reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts.

Subject to paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the Corporate Trust Office of the Fiscal Agent or, if applicable, the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent, or, if applicable, the Transfer Agent, duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent, or, if applicable, the Transfer Agent, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the Corporate Trust Office of the Fiscal Agent, or, if applicable, at the office of the Transfer Agent in Luxembourg. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent or, if applicable, the Transfer Agent, shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or, if applicable, the Transfer Agent, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent or, if applicable, the Transfer Agent. In the case of a transfer of part only of a Definitive Security, a new certificate in respect of the balance not transferred will be issued to the transferor.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of South Africa, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but South Africa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent, or, if applicable, the Transfer Agent, and any agent of the Issuer, the Fiscal Agent or the Transfer Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

To the extent permitted by applicable law, the Securities shall become void unless presented for payment within a period of 10 years following (i) the maturity date or (ii) if payment in full has not been received by the Fiscal Agent or a Paying Agent on or prior to such date, the date on which notice is given to holders of the Securities that payment in full has been received.

The Issuer may from time to time without notice to or the consent of the registered holders of the Securities create and issue further securities ranking equally and ratably with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further securities or except for the first payment of interest following the issue date of such further securities) and so that such further securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

4.(a)                       The Issuer shall pay to the Fiscal Agent at the Corporate Trust Office, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due.

In the event Definitive Securities are issued in the manner described above in paragraph 2, the Issuer shall pay to the Paying Agent at its principal office in Luxembourg, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Paying Agent and available for the purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. Payment of principal on the Definitive Securities will be made only against presentation and surrender of the Definitive Securities to the Paying Agent. The Paying Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Paying Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Paying Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due. South Africa reserves the right to vary or terminate the appointment of the Paying Agent in Luxembourg or to appoint additional or other Paying Agents or to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent in Luxembourg.

(b)                                 In any case where the date of payment of the principal of (and premium, if any, on) or interest (including Additional Amounts) on the Securities shall not be a Business Day, then payment of principal (and premium, if any) or interest (including Additional Amounts) need not be made on such date at the relevant place of payment, but may be made on the next succeeding Business Day. Any payment made on a date other than the date on which such payment is due as set forth herein shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date. “Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in New York City (or in the city where the relevant paying or transfer agent is located) are required or authorized by law to close

5.(a)                       Subject to certain exceptions in current South African tax law, all payments of principal and interest in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of South Africa or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “South African Taxes”) so long as the beneficial owner of the relevant Security is:

(i)                                     a natural person who is not a tax resident in South Africa as defined in the South African Income Tax Act, unless:

A.                                    that person carries on business in South Africa through a permanent establishment; or

B.                                    that person was physically present in South Africa for a period exceeding 183 days in aggregate during the relevant year of assessment; or

(ii)                                  a company, incorporated association, corporation or other body corporate which is not a resident as defined in the South African Income Tax Act, who does not carry on business in South Africa through a permanent establishment.

A company, incorporated association, corporation or other body corporate will be a resident of South Africa if it is incorporated, established or formed in South Africa or if it is effectively managed in South Africa, unless it is considered exclusively a resident of another country for purposes of the application of any agreement entered into between the governments of the Republic of South Africa and that other country for the avoidance of double taxation.

Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, South Africa shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any South African Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable in respect of any Security:

(i)                                     on which any South African Taxes are imposed by reason of the failure of the holder or beneficial owner of such Security to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(ii)                                  presented for payment more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiry of such period of 30 days.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Amended and Restated Fiscal Agency Agreement.

Any reference herein to principal and/or interest shall be deemed also to refer to any additional amounts which may be payable hereunder.

South Africa shall pay all stamp and other duties, if any (and any taxes which may replace such stamp or other duties), which may be imposed by the Republic of South Africa, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Amended and Restated Fiscal Agency Agreement of the issuance of this Security.

(b)                                 Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of (or premium, if any, on) or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6.                                      In the event of:

(a)                                 default in the payment of any principal of (and premium, if any, on) and interest on any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

(b)                                 in the event of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to South Africa by any holder of Securities (except where such failure is not capable of remedy, in which event no notice shall be required); or

(c)                                  if (i) any other present or future External Indebtedness becomes due and payable prior to the stated maturity thereof by reason of default, or any such External Indebtedness is not paid at the maturity thereof as extended by any grace period applicable thereto, or any such External Indebtedness in the form of a guarantee is not honored when due and called upon or within any grace period applicable thereto, or (ii) South Africa shall declare a general moratorium on the payment of any External Indebtedness;

then, in respect of Securities issued after the date of the Amended and Restated Fiscal Agency Agreement, and in every such case, the holders of not less than 25% of the aggregate principal amount of the Securities at the time outstanding (as defined in the Amended and Restated Fiscal Agency Agreement) at that time may, by notice in writing to South Africa (with a copy to the Fiscal Agent), declare all the Securities to be, and [the principal amount][If OID: an amount of principal of this Security determined as hereinafter provided] of all the Securities and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by South Africa all such events of default shall have been cured, waived or otherwise remedied.

If any and all existing events of default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of more than 50% of the aggregate principal amount of the Securities at the time outstanding, by written notice to South Africa and to the Fiscal Agent as set forth in the Amended and Restated Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section 14 of the Amended and Restated Fiscal Agency Agreement, may, on behalf of all the holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Securities and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon. This paragraph 6 shall be subject to Sections 14 to 19 of the Amended and Restated Fiscal Agency Agreement. [The amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.]

7.                                      If any mutilated Security is surrendered to the Fiscal Agent or, if applicable, a Paying Agent, the Issuer shall execute, and the Fiscal Agent or, if applicable, the relevant Paying Agent, shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer, the Fiscal Agent or, if applicable, a Paying Agent, (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer, the Fiscal Agent or, if applicable, the relevant Paying Agent, that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent or, if applicable, the relevant Paying Agent, shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or, if applicable, the Paying Agent) connected therewith.

Every new Security issued pursuant to this paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

8.                                      As provided in the Amended and Restated Fiscal Agency Agreement, South Africa and the Fiscal Agent may, (a) with the consent of the holders at a meeting duly called and held as specified in the Amended and Restated Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding represented at such meeting, or (b) with the written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding, modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Amended and Restated  Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Amended and Restated Fiscal Agency Agreement or the Securities to be made, given or taken by the holders; provided, however, that no such action may, without the consent of the holders of not less than 75% of the aggregate principal amount of the Securities at the time outstanding, voting at a meeting or by written consent, (i) change the due dates for the payment of principal of or interest on the Securities, (ii) reduce any amounts payable on the Securities, (iii) reduce the amount of principal payable upon acceleration of the maturity of the Securities, (iv) reduce the interest rate of the Securities, (v) change the payment currency or places of payment for the Securities, (vi) [permit early redemption of the Securities][If early redemption is already permitted: set a redemption date earlier than the date previously specified or reduce the redemption price], (vii) reduce the percentage of holders of the Securities whose vote or consent is needed to amend, supplement or modify the Amended and Restated Fiscal Agency Agreement or the terms and conditions of the Securities or to take any other action with respect to the Securities, or change the definition of “Outstanding” with respect to the Securities under the Amended and Restated Fiscal Agency Agreement, (viii) change South Africa’s obligation to pay any additional amounts in respect of the Securities, (ix) change the governing law provision of the Securities, (x) change the courts to the jurisdiction of which South Africa has submitted, South Africa’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or South Africa’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities, (xi) in connection with an exchange offer for the Securities, amend any Event of Default (as defined herein), or (xii) change the status of the Securities, as set forth herein and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by the prospectus supplement [and any pricing supplement], applicable to the Securities. In addition, the Amended and Restated Fiscal Agency Agreement permits South Africa and the Fiscal Agent, without the consent of any holders of Securities, to amend the Amended and Restated

Fiscal Agency Agreement or the Securities for the purpose of (i) adding to South Africa’s covenants for the benefit of the holders of the Securities, (ii) surrendering any of South Africa’s rights or powers, (iii) providing collateral for the Securities, (iv) curing any ambiguity correcting or supplementing any defective provision thereof, or (v) making any other change that (a) is not inconsistent with the Securities and (b) does not adversely affect the interest of any holder of the Securities in any material respect. This paragraph 8 shall be subject to Sections 14 to 19 of the Amended and Restated Fiscal Agency Agreement.

The following paragraphs in this Section 8 shall constitute an alternative Section 8 applicable solely in the case of Securities of any Series in their terms explicitly stated to be “Aggregated Collective Action Securities”.

[8]. As provided in the Amended and Restated Fiscal Agency Agreement, South Africa and the Fiscal Agent, may without the consent of any holder of Securities of any Series, agree to a Modification (as such term is defined below) of the Securities of such Series or to the Amended and Restated Fiscal Agency Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of South Africa for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon South Africa with respect to Securities of such Series, (C) securing the Securities of such Series, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision in the Securities of that Series or the Amended and Restated Fiscal Agency Agreement or (E) amending the Securities of such Series or the Amended and Restated Fiscal Agency Agreement in any manner which South Africa and the Fiscal Agent may determine and which does not does not adversely affect the interest of any holder of the Securities of such Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, South Africa shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

Modifications proposed by South Africa to the terms and conditions of the Securities of a single Series, or to the Amended and Restated Fiscal Agency Agreement insofar as they affect the Securities of a single Series, that are not Reserved Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities of such Series or by a written consent of such holders of Securities of such Series), and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

Reserved Matter Modifications proposed by South Africa may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Securities of each Series subject to the proposed Modification (a “Single Series Reserved Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Republic shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once South Africa selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

Any Modification constituting or including a Reserved Matter Modification to the terms and conditions of the Securities of a single Series, or to the Amended and Restated Fiscal Agency Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

Any Cross-Series Modification constituting or including a Reserved Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series, or to the Amended and Restated Fiscal Agency Agreement insofar as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

Any Cross-Series Modification constituting or including a Reserved Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and: (A) the affirmative vote or consent of holders of more than 66 2/3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserved Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to subsection (vi) of Section 16A(a) of the Amended and Restated Fiscal Agency Agreement; such a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to subsection (vi) or (vii) of Section 16A(a) of the Amended and Restated Fiscal Agency Agreement, at the Issuer’s option.

For purposes of this paragraph the following terms have the definitions as follows:

“Aggregated Collective Action Securities” means any Securities of any Series issued after April 6, 2016 that are in their terms explicitly stated to be “Aggregated Collective Action Securities” and are distinguished from Collective Action Securities as defined in Section 19A of the Amended and Restated Fiscal Agency Agreement.

“Cross-Series Modification” means a Modification constituting a Reserved Matter affecting two or more Series of Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

“Outstanding” in the context of the principal amount of Securities, shall be determined in accordance with Section 19 (“Outstanding” Defined) of the Amended and Restated Fiscal Agency Agreement.

“Reserved Matter” means any Modification to the terms and conditions of any Series of Securities, or to the Amended and Restated Fiscal Agency Agreement insofar as it affects the Securities of such Series, that would: (i) change the due dates for the payment of principal of or interest on the Securities of such Series, (ii) reduce any amounts payable on the Securities of such Series, (iii) reduce the amount of principal payable upon acceleration of the maturity of the Securities of such Series, (iv) reduce the interest rate of the Securities of such Series, (v) change the payment currency or places of payment for the Securities of such Series, (vi) permit early redemption of the Securities of such Series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price, (vii) reduce the percentage of holders of the Securities required for the taking of any action pursuant to Section 16A(a) (Modifications) of the Amended and Restated Fiscal Agency Agreement or change the definition of “Outstanding” with respect to the Securities of such Series, (viii) change South Africa’s obligation to pay any additional amounts in respect of the Securities of such Series, (ix) change the governing law provision of the Securities of such Series,(x) change the courts to the jurisdiction of which South Africa has submitted, South Africa’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or South Africa’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of such Series, as set forth in Section 12 of the Amended and Restated Fiscal Agency Agreement, (xi) in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), (xii) change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by any prospectus supplement and any pricing supplement, applicable to the Securities of such Series, or (xiii) change the definition of “Uniformly Applicable”, “Reserved Matter” or “Reserved Matter Modification”.

“Reserved Matter Modification” is any Modification to a Reserved Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.]

9.                                      Subject to paragraph 8, no reference herein to the Amended and Restated Fiscal Agency Agreement and no provision of this Security or of the Amended and Restated Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10.                               South Africa may, from time to time, without the consent of the holders, create and issue additional securities having terms and conditions the same as the Securities, or the same except for the amount of the first payment of interest, which additional securities may be consolidated and form a single series with the outstanding Securities; provided that such additional securities do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount, if any, than the Securities have as of the date of the issue of such additional securities.

11.                               THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.                               South Africa hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of South Africa in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of South Africa.

13.                               South Africa has appointed Ambassador [Ebrahim Rasool], Ambassador of the Republic of South Africa to the United States, 3051 Massachusetts Avenue, Washington, D.C. 20008, and his successors as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and South Africa expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of South Africa. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(c) of the Amended and Restated Fiscal Agency Agreement. South Africa hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of South Africa. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.